Exhibit 10.2
GENTA INCORPORATED
NOTE AMENDMENT
     This Note Amendment (the “Amendment”) is made and entered into as of March 9, 2009 by and among Genta Incorporated, a Delaware corporation (the “Company”), and the Purchasers listed on the Schedule of Purchasers attached hereto as Exhibit A (each, a “Purchaser” and collectively, the “Purchasers”). This Amendment amends each of the Senior Secured Convertible Promissory Notes due June 9, 2010 (the “Notes”) issued pursuant to that certain Securities Purchase Agreement, dated as of June 5, 2008, by and among the Company and the purchasers named therein (the “Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
     Whereas, pursuant to Section 1.2 of the Notes, the Company desires to pay the Purchasers interest in shares of the Company’s Common Stock;
     Whereas, the Notes state that, if the Company decides to pay the Purchasers interest in shares of the Company’s Common Stock, such shares must be Tradable shares (as defined in the Notes);
     Whereas, on January 26, 2009, the Securities and Exchange Commission (“SEC”) updated it’s Compliance and Disclosure Interpretations (“CD&Is”) such that the holding period of the Notes may not be tacked to the holding period of the shares received as interest prior to the conversion of the Notes, in determining whether the Rule 144(d)(l) holding period requirement has been satisfied in regard to such shares;
     Whereas, as a result of the update by the SEC to it’s CD&Is, the shares of the Company’s Common Stock to be issued as payment of interest on March 9, 2009 will not be Tradable; and
     Whereas, the Purchasers and the Company desire to amend the Notes for the Interest Payment Date on March 9, 2009 to permit the Company to pay the Purchasers interest in the form of a new note with the same terms and conditions as the Notes.
     Now, Therefore, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Amendment of the Notes.
     1.1 The parties hereby amend Section 1.2 to add the following sentence to the end of Section 1.2 of each Note as follows:
     “Notwithstanding the foregoing, for the Interest Payment Date on March 9, 2009, the Maker may pay interest on this Note in the form of a new note with the same terms and conditions as provided herein with an aggregate principal amount equal to the accrued and unpaid interest for such Interest Payment Date.”
2. Miscellaneous.
     2.1 Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Amendment shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.
     2.2 Full Force and Effect. Except as expressly amended by this Amendment, the terms and conditions of the Purchase Agreement and the Notes remain in full force and effect.
     2.3 Conflict of Terms. In the event of a conflict between this Amendment and any provision of any of the Purchase Agreement or the Notes, the terms of this Amendment shall control.
     2.4 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The provisions of Section I hereof shall become effective immediately when counterpart signature pages to this Amendment have been executed and delivered to the Company by (y) the Company and (z) holders of all outstanding Notes. All parties need not sign the same counterpart signature page. Execution by facsimile shall have the same effect as an original signature.
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     In Witness Whereof, the parties hereto have executed this Note Amendment as of the date set forth in the first paragraph hereof.

GENTA INCORPORATED
By:	/s/ Raymond P. Warrell
	Name:	Raymond P. Warrell, Jr., M.D.
	Title:	Chairman and Chief Executive Officer

[SIGNATURE PAGES CONTINUE]
[Signature Page to Note Amendment]

Exhibit A
Schedule of Purchasers

Name	Note #

Arcus Ventures Fund	1
667-2 (Baker)	2
667-1 (Baker)	3
14159, L.P. (Baker)	4
Baker Brothers Life Sciences, L.P.	5
Boxer Capital, LLC	6
Cat Trail Private Equity Fund, LLC	9
Loretta Itri	16
Radcliffe SPC, Ltd	20
Raymond P. Warrell, Jr.	21
Raymond P. Warrell, Jr.	26
Rockmore Investment Master Fund Ltd.	22
Rodman & Renshaw LLC	23
Tang Capital Partners, LP	25